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    As filed with the Securities and Exchange Commission on December 10, 1998
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------
                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             -----------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 10, 1998

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                              04-3417513
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                    Identification No.)


                         -------------------------------
                                  10 PEQUOT WAY
                           CANTON, MASSACHUSETTS 02021
    (ADDRESS, INCLUDING ZIP CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


Item 2.   Acquisition or Disposition of Assets

On December 9, 1998, Tweeter Home Entertainment Group, Inc. ("Tweeter") reached an agreement in principle to acquire certain assets and liabilities of the retail operations of Home Entertainment, Inc. for consideration of approximately $8,200,000. The source of cash for the purchase price will be borrowings made under Tweeter's revolving line of credit with BankBoston, N.A., as agents for the Lenders.

Home Entertainment, Inc. operates seven consumer electronics retail stores in the Dallas and Houston markets. Tweeter will continue the operation of the retail stores as well as the service and distribution facilities.

In negotiating the amount of consideration to be paid for the retail assets of Home Entertainment, Inc., Tweeter considered, among other things, the following factors with respect to Home Entertainment, Inc.,: historical and projected financial results, the quality and performance of management, the market values of comparable companies, and the projected financial performance of Home Entertainment, Inc. and Tweeter on a combined basis.

There is no material relationship between Tweeter and Home Entertainment, Inc., or any of their respective officers, directors or stockholders, other than the Asset Purchase Agreement pursuant to which the acquisition was made and the other agreements pertaining thereto. Upon the consummation of the transaction, Roberta Lewis, Home Entertainment, Inc.'s, President will be named a Vice President of Tweeter overseeing the Texas region.

Item 7.   Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

          Not Required

(b)       Pro Forma Financial Information

(c)       Not Required

          Exhibits

          Exhibit Number

          2.1    Press Release dated 12/10/98


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed hereunto duly authorized.


TWEETER HOME ENTERTAINMENT GROUP, INC.
Registrant



DATED: December 10, 1998


By: /s/ Joseph G. McGuire
Joseph G. McGuire
Chief Financial Officer